SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  October 7, 2005

MANATRON, INC.
(Exact name of registrant as
specified in its charter)

Commission File Number:  000-15264

Michigan (State or other jurisdiction of incorporation)	38-1983228 (IRS Employer Identification no.)

510 E. Milham Avenue Portage, Michigan (Address of principal executive offices)	49002 (Zip Code)

Registrant's telephone number,
including area code:  (269) 567-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

          Pursuant to its recently announced share repurchase program, Manatron, Inc. purchased 13,000 shares on September 16, 2005 at $8.50 per share, resulting in a net payment amount of $110,508, and 7,000 shares on September 28, 2005 at $8.11 per share, resulting in a net payment amount of $56,778.

          This Report is furnished to, and not filed with, the Commission.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2005	MANATRON, INC. (Registrant)

	By:	/s/ Krista L. Inosencio
Krista L. Inosencio Chief Financial Officer